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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF MTI TECHNOLOGY CORPORATION

                                                  JURISDICTION OF
                   SUBSIDIARY                      INCORPORATION
                   ----------                     ---------------
MTI Technology GmbH                                Germany
MTI Technology Limited                             Scotland
MTI France SA                                      France
Microtechnology Scandinavia, AB                    Sweden
MTI Technology Ireland Ltd.                        Ireland
MTI Technology BV                                  Holland
MTI Technology SA                                  Switzerland
MTI Technology Europe                              Ireland
MTI Technology S.A.                                Belgium
SI Computer Systems, Ltd.                          UK
SI Network Storage Canada, Ltd.                    Canada
MTI Technology Ireland, Ltd.                       Ireland
MTI Technology B.V.                                Holland
MTI Technology S.A.                                Switzerland